EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804
MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR SECOND QUARTER FISCAL YEAR 2017

•	Record GAAP net sales of $871.4 million. Microchip was unable to provide GAAP net sales guidance due to the acquisition of Atmel.

•	Record Non-GAAP net sales of $873.8 million, above the high end of our non-GAAP net sales guidance provided on September 6, 2016 of $852.4 million to $869.3 million.

•
On a GAAP basis: gross margins of 47.1%; operating income of $62.8 million; net income from continuing operations of $35.6 million; and EPS from continuing operations of 15 cents per diluted share. There was no First Call published estimate and no guidance provided by Microchip for GAAP EPS.

•
On a non-GAAP basis: gross margins of 57.2%; record operating income of $266.3 million; record net income from continuing operations of $219.6 million and record EPS from continuing operations of 94 cents per diluted share. Our updated guidance provided on September 6, 2016 was EPS of 85 cents to 89 cents.

•	Record sales of 8-bit, 16-bit and 32-bit microcontrollers and analog products.

•	Record cash generation of $211.2 million.

•	Record quarterly dividend declared of 36.05 cents per share.
CHANDLER, Arizona - November 7, 2016 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2016 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended September 30, 2016
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$871.4		$873.8
Gross Margin	$410.6	47.1%	$499.9	57.2%
Operating Income	$62.8	7.2%	$266.3	30.5%
Other Expense	$(37.5)		$(24.8)
Income Tax (Benefit) Provision	$(10.3)		$22.0
Net Income from Continuing Operations	$35.6	4.1%	$219.6	25.1%
Earnings per Diluted Share from Continuing Operations	15 cents		94 cents
Net Loss from Discontinued Operations	$(1.7)	(0.2)%
Loss per Diluted Share from Discontinued Operations	(1) cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

GAAP net sales for the second quarter of fiscal 2017 were $871.4 million, up 60.9% from GAAP net sales of $541.4 million in the prior year's second fiscal quarter. GAAP net income from continuing operations for the second quarter of fiscal 2017 was $35.6 million, or 15 cents per diluted share, down from GAAP net income of $64.9 million, or 30 cents per diluted share, in the prior year's second fiscal quarter.

Non-GAAP net sales for the second quarter of fiscal 2017 were $873.8 million, up 56.2% from non-GAAP net sales of $559.4 million in the prior year's second fiscal quarter. Non-GAAP net income from continuing operations for the second quarter of fiscal 2017 was $219.6 million, or 94 cents per diluted share, up 53.7% from non-GAAP net income of $142.9 million, or 66 cents per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2017 and fiscal 2016, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, non-cash interest expense on our convertible debentures, gains on equity securities, the related income tax implications of these items and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 36.05 cents per share. The quarterly dividend is payable on December 5, 2016 to stockholders of record on November 21, 2016.

"Our September quarter results were outstanding, setting many new records for Microchip. Non-GAAP net sales, gross margin percentage, operating profit percentage, and earnings per share were all above the high end of our updated guidance provided on September 6, 2016," said Steve Sanghi, Chairman and CEO. "Our non-GAAP earnings per share were 7 cents per share better than the mid-point of our guidance, up 11.6% sequentially from the June quarter, and up 42.6% from the September quarter a year ago, due to improving sales, gross margin and operating expense leverage, as well as accretion from our acquisition activities. We achieved excellent results both from our core business at Microchip as well as from the Atmel business."

Mr. Sanghi added, "We achieved all-time record net sales and non-GAAP earnings per share in the September 2016 quarter and are making excellent progress towards our long-term non-GAAP operating model targets."

"Our microcontroller revenue was up 3% sequentially in the September quarter as we continued to experience broad-based growth in our business," said Ganesh Moorthy, President and Chief Operating Officer. "In addition, each of our 8-bit, 16-bit, and 32-bit microcontroller businesses achieved new revenue records in the quarter, once again demonstrating the resilience and consistency of this business."

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

Mr. Moorthy added, "Our analog revenue was up 4.7% sequentially in the September quarter, also setting a new record. The annualized revenue run rate for our analog business is now approximately $900 million and represents 25.7% of Microchip's overall revenue."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our inventory position was well-managed in the September quarter, and excluding purchase accounting adjustments, was 103 days. Additionally, we had record cash generation in the September quarter, resulting in our net leverage position continuing to improve at a faster rate than previously outlined to our stockholders."

Mr. Sanghi added, "With the improvements we are making in our business and the businesses of our acquired companies, we expect to achieve our long-term non-GAAP operating model of 59% gross margin and 33% operating income by the end of the fiscal year ending March 31, 2018, significantly earlier than our prior expectations."

Mr. Sanghi concluded, "The December quarter is always a seasonally challenging period for our business due to holidays in the Americas and Europe. We expect total net sales in the December 2016 quarter to be flat to down 6% sequentially. We expect gross margin to be between 56.6% and 57.2%. We expect operating expenses from continuing operations to be between 26.5% and 27.0%. We expect operating income from continuing operations to be between 29.6% and 30.7%."

Microchip's Highlights for the Quarter Ended September 30, 2016:

•	Microchip released the AVR ATtiny102 and ATtiny104 products to production while the AVR ATtiny817 products were sampled.

•
Microchip released the new Explorer 16/32 Development Board for designing with 16-bit and 32-bit PIC® microcontrollers. The new board is supported by a large ecosystem of application daughter cards. The board is backwards compatible with Microchip’s popular Explorer 16 board and comes with an integrated programmer/debugger while still being offered at a reduced cost.

•
Microchip continued to prove that MOST® technology is still a leading standard for automotive infotainment, announcing several new design wins for the technology including announcing its adoption in the new Lexus GS.

•
Microchip released the industry’s first end-to-end security solution for Internet of Things (IoT) devices that connect to Amazon Web Services’ cloud. Microchip and AWS collaborated to develop this integrated solution.

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

Customers simply need to solder the ECC508 device on a board and connect it over I2C to the host MCU to connect to AWS IoT.

•
Microchip introduced the industry’s smallest-package and lowest-power MEMS oscillators with the launch of the DSC6000 family. The DSC6000 MEMS oscillators are an excellent choice for use as clock references in small, battery-powered devices such as wearable and IoT devices where small size, low power consumption and long-term reliability are paramount.

•
Expanding on a popular analog family, Microchip launched the MCP19124 and MCP19125 families of devices which improve digital support of battery charging and DC-DC conversion applications. The new Digitally Enhanced Power Analog controllers (DEPA) are ideal for server, consumer, industrial and automotive applications.

•	Silicon Storage Technology (SST), a wholly owned subsidiary of Microchip, announced licensing agreements with SilTerra and GLOBALFOUNDRIES.

•
Two Microchip products were named a finalist for the ECN Impact Awards. Microchip’s MCP9600 Thermocouple EMF to Temperature Converter was named a finalist in the “Cooling and Thermal Management” category and our LoRa® Technology Evaluation Kit is a finalist in the “Microwave and RF category.”

Third Quarter Fiscal Year 2017 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to our recent acquisition of Atmel, the related purchase accounting, and planned revenue recognition changes for Atmel's Asia distribution network, we are not able to provide GAAP guidance at this time. We are able to provide the following non-GAAP guidance:

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$821.4 million to $873.8 million
Gross Margin[2]	56.6% to 57.2%
Operating Expenses	26.5% to 27.0%
Operating Income	29.6% to 30.7%
Other Expense	$22.9 million
Income Tax Expense	8.5% to 9.5%
Net Income	$199.3 million to $224.5 million
Diluted Common Shares Outstanding[3]	235.4 million shares
Earnings per Diluted Share[3]	85 cents to 95 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

•
Microchip's inventory days, excluding Atmel, at December 31, 2016 are expected to be down one to up 11 days excluding purchase accounting adjustments. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures, including Atmel, for the quarter ending December 31, 2016 are expected to be approximately $30 million. Capital expenditures for all of fiscal year 2017 are expected to be approximately $110 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

•
We expect net cash generation during the December quarter of $170 million to $200 million prior to the dividend payment, changes in borrowing levels, and any acquisition/divestiture-related activities. We calculate "cash generation" by starting with the change in our cash, short-term and long-term investments during the quarter and adjusting for changes in borrowing levels under our revolving line of credit and adding back the dividends paid to our stockholders during the quarter.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, revenue recognition changes related to Atmel and Micrel distributors, non-cash interest expense on our convertible debentures, gains on equity securities, the related income tax implications of these items and non-recurring tax events. Our non-GAAP results for the six months ended September 30, 2016 reflect an adjustment for a manufacturing excursion issue with one of our suppliers. Our non-GAAP net sales outlook for the December 2016 quarter reflects accounting for revenue for Atmel distributors on a sell-through basis. Net sales from Atmel's sell-through distributors that the distributors owned as of the acquisition date is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

adjustments are either non-cash expenses or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income (loss), non-GAAP other expense, net, non-GAAP income tax provision (benefit)/tax rate, non-GAAP net income (loss) from continuing operations, and non-GAAP diluted earnings (loss) per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2016 quarter of $62.00 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts) (unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$871,364	$541,391	$1,670,775	$1,075,343
Cost of sales	460,743	240,441	911,664	465,376
Gross profit	410,621	300,950	759,111	609,967

Research and development	137,795	95,256	285,678	179,936
Selling, general and administrative	120,129	80,258	277,634	147,107
Amortization of acquired intangible assets	80,394	43,840	160,565	78,452
Special charges, net	9,543	6,648	31,578	8,205
Operating expenses	347,861	226,002	755,455	413,700

Operating income	62,760	74,948	3,656	196,267
Losses on equity method investments	(56)	(56)	(112)	(233)
Other expense, net	(37,470)	(20,935)	(69,057)	(22,512)

Income (loss) before income taxes	25,234	53,957	(65,513)	173,522
Income tax (benefit) provision	(10,340)	(10,942)	8,138	(21,837)
Net income (loss) from continuing operations	35,574	64,899	(73,651)	195,359
Discontinued operations:
Loss from discontinued operations	(1,850)	—	(7,323)	—
Income tax benefit	(195)	—	(1,530)	—
Net loss from discontinued operations	(1,655)	—	(5,793)	—

Net income (loss)	33,919	64,899	(79,444)	195,359
Less: Net loss attributable to noncontrolling interests	—	—	—	207
Net income (loss) attributable to Microchip Technology	$33,919	$64,899	$(79,444)	$195,566

Basic net income (loss) per common share attributable to Microchip Technology stockholders
Net income (loss) from continuing operations	$0.17	$0.32	$(0.34)	$0.96
Net loss from discontinued operations	(0.01)	—	(0.03)	—
Net income (loss) attributable to Microchip Technology	$0.16	$0.32	$(0.37)	$0.96
Diluted net income (loss) per common share attributable to Microchip Technology stockholders
Net income (loss) from continuing operations	$0.15	$0.30	$(0.34)	$0.90
Net loss from discontinued operations	(0.01)	—	(0.03)	—
Net income (loss) attributable to Microchip Technology	$0.14	$0.30	$(0.37)	$0.90

Basic common shares outstanding	215,524	204,275	214,935	203,254
Diluted common shares outstanding	233,960	217,099	214,935	216,933

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2016	2016
	(Unaudited)
Cash and short-term investments	$490,836	$2,446,035
Accounts receivable, net	451,042	290,183
Inventories	424,690	306,815
Assets held for sale	14,080	—
Other current assets	110,087	53,680
Total current assets	1,490,735	3,096,713

Property, plant and equipment, net	716,998	609,396
Long-term investments	—	118,549
Other assets	4,866,663	1,713,225
Total assets	$7,074,396	$5,537,883

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$355,607	$198,577
Deferred income on shipments to distributors	223,196	183,432
Total current liabilities	578,803	382,009

Long-term line of credit	1,669,834	1,043,156
Senior convertible debentures	1,238,731	1,216,313
Junior convertible debentures	196,868	193,936
Long-term income tax payable	292,957	111,061
Long-term deferred tax liability	416,452	399,218
Other long-term liabilities	161,239	41,271

Stockholders' equity	2,519,512	2,150,919
Total liabilities and stockholders' equity	$7,074,396	$5,537,883

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales, as reported	$871,364	$541,391	$1,670,775	$1,075,343
Distributor revenue recognition adjustment	2,471	18,041	47,058	18,041
Non-GAAP net sales	$873,835	$559,432	$1,717,833	$1,093,384

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit, as reported	$410,621	$300,950	$759,111	$609,967
Distributor revenue recognition adjustment, net of product cost	922	11,463	24,338	11,463
Share-based compensation expense	4,100	2,398	11,997	4,055
Manufacturing excursion	—	—	800	—
Acquisition-related restructuring and acquired inventory valuation costs	84,278	9,089	174,766	9,632
Non-GAAP gross profit	$499,921	$323,900	$971,012	$635,117
Non-GAAP gross profit percentage	57.2%	57.9%	56.5%	58.1%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Research and development expenses, as reported	$137,795	$95,256	$285,678	$179,936
Share-based compensation expense	(10,171)	(8,670)	(27,688)	(15,768)
Acquisition-related and other costs	(453)	—	748	—
Non-GAAP research and development expenses	$127,171	$86,586	$258,738	$164,168
Non-GAAP research and development expenses as a percentage of net sales	14.6%	15.5%	15.1%	15.0%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Selling, general and administrative expenses, as reported	$120,129	$80,258	$277,634	$147,107
Share-based compensation expense	(10,119)	(11,958)	(44,284)	(17,315)
Acquisition-related and other costs	(3,602)	(1,063)	(18,548)	(3,237)
Non-GAAP selling, general and administrative expenses	$106,408	$67,237	$214,802	$126,555
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.2%	12.0%	12.5%	11.6%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating expenses, as reported	$347,861	$226,002	$755,455	$413,700
Share-based compensation expense	(20,290)	(20,628)	(71,972)	(33,083)
Acquisition-related and other costs	(4,055)	(1,063)	(17,800)	(3,237)
Amortization of acquired intangible assets	(80,394)	(43,840)	(160,565)	(78,452)
Special charges, net	(9,543)	(6,648)	(31,578)	(8,205)
Non-GAAP operating expenses	$233,579	$153,823	$473,540	$290,723
Non-GAAP operating expenses as a percentage of net sales	26.7%	27.5%	27.6%	26.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating income, as reported	$62,760	$74,948	$3,656	$196,267
Distributor revenue recognition adjustment	922	11,463	24,338	11,463
Share-based compensation expense	24,390	23,026	83,969	37,138
Manufacturing excursion	—	—	800	—
Acquisition-related restructuring, acquired inventory valuation and other costs	88,333	10,152	192,566	12,869
Amortization of acquired intangible assets	80,394	43,840	160,565	78,452
Special charges, net	9,543	6,648	31,578	8,205
Non-GAAP operating income	$266,342	$170,077	$497,472	$344,394
Non-GAAP operating income as a percentage of net sales	30.5%	30.4%	29.0%	31.5%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Other expense, net, as reported	$(37,470)	$(20,935)	$(69,057)	$(22,512)
Gain on equity securities and equity method investment	—	—	(468)	(16,064)
Non-cash other expense, net	12,752	12,460	25,289	24,272
Non-GAAP other expense, net	$(24,718)	$(8,475)	$(44,236)	$(14,304)
Non-GAAP other expense, net, as a percentage of net sales	(2.8)%	(1.5)%	(2.6)%	(1.3)%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Income tax (benefit) provision, as reported	$(10,340)	$(10,942)	$8,138	$(21,837)
Income tax rate, as reported	(41.0)%	(20.3)%	(12.4)%	(12.6)%
Distributor revenue recognition adjustment	618	4,254	4,184	4,254
Share-based compensation expense	8,358	8,574	29,246	12,106
Manufacturing excursion	—	—	295	—
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	8,173	16,946	19,942	19,984
Special charges, net	3,042	1,200	9,512	1,615
Gain on equity securities and equity method investment	—	—	(172)	—
Non-cash other expense, net	4,699	4,624	9,319	9,012
Non-recurring tax events	(4,066)	(6,016)	2,811	12,707
Tax adjustment in accordance with ASC 740-270	11,473	—	(43,742)	—
Non-GAAP income tax provision	$21,957	$18,640	$39,533	$37,841
Non-GAAP income tax rate	9.1%	11.5%	8.7%	11.5%

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RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three Months Ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) from continuing operations, as reported	$35,574	$64,899	$(73,651)	$195,566
Distributor revenue recognition adjustment, net of tax effect	304	7,209	20,154	7,209
Share-based compensation expense, net of tax effect	16,032	14,452	54,723	25,032
Manufacturing excursion, net of tax effect	—	—	505	—
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	160,554	37,046	333,189	71,337
Special charges, net of tax effect	6,501	5,448	22,066	6,590
Noncontrolling interests	—	—	—	(375)
Gain on equity securities and equity method investment, net of tax effect	—	—	(296)	(16,064)
Non-cash other expense, net of tax effect	8,053	7,836	15,970	15,260
Tax adjustment in accordance with ASC 740-270	(11,473)	—	43,742	—
Non-recurring tax events	4,066	6,016	(2,811)	(12,707)
Non-GAAP net income from continuing operations	$219,611	$142,906	$413,591	$291,848
Non-GAAP net income from continuing operations as a percentage of net sales	25.1%	25.5%	24.1%	26.7%
Diluted net income (loss) per common share from continuing operations attributable to Microchip Technology stockholders, as reported	$0.15	$0.30	$(0.34)	$0.90
Non-GAAP diluted net income per common share from continuing operations attributable to Microchip Technology stockholders	$0.94	$0.66	$1.78	$1.35
Diluted common shares outstanding, as reported	233,960	217,099	214,935	216,933
Diluted common shares outstanding Non-GAAP	233,960	217,099	232,315	216,676

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

Microchip will host a conference call today, November 7, 2016 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 21, 2016.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 7, 2016 and will remain available until 8:00 p.m. (Eastern Time) on November 21, 2016. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 2080719.

Cautionary Statement:

The statements in this release relating to improving sales, gross margin, operating expense leverage and accretion from our acquisition activities, making excellent progress toward our long-term non-GAAP operating model targets, continuing to experience broad-based growth in such business, the resilience and consistency of this business, our revenue run rate for our analog business, our net leverage position continuing to improve at a faster rate than previously outlined to our stockholders, improvements we are making in our business and the business of our acquired companies, expecting to achieve our long-term GAAP operating model by the end of the fiscal year ending March 31, 2018, expecting net sales in the December quarter to be flat to down 6% sequentially, expecting gross margin to be between 56.6% and 57.2%, expecting operating expenses from continuing operations to be between 26.5% and 27.0%, expecting operating income from continuing operations to be between 29.6% and 30.7%, that our MOST technology is still a leading standard for automotive infotainment, our third quarter fiscal 2017 non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the December 2016 quarter and for all of fiscal 2017, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, net cash generation, and assumed average stock price in the December 2016 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products (including Atmel products) and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise

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Microchip Technology Reports
Second Quarter Fiscal 2017
Financial Results

realize the expected synergies and benefits of our Atmel acquisition; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the December 2016 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 7, 2016 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MOST, MPLAB, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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